Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$775,619
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,445,787
Dividend Income	86,870
Interest Income	191,609
ETF Transaction Fees	1,050
Total Income (Loss)	$4,500,935

Expenses
General Partner Management Fees	$33,056
Professional Fees	13,546
Brokerage Commissions	798
Directors' Fees and insurance	947
License fees	826
Total Expenses	$49,173
Net Income (Loss)	$4,451,762

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/24	$65,358,521
Withdrawals ((150,000) Shares)	(5,820,000)
Net Income (Loss)	4,451,762

Net Asset Value End of Month	$63,990,283
Net Asset Value Per Share (1,600,000 Shares)	$39.99

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596